EXHIBIT 99(p)(5)



                           TAMARACK DISTRIBUTORS INC.


                                 CODE OF ETHICS
                              (REVISED APRIL 2004)

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    Terms which are in BOLD ITALICS in the text are defined in Appendix 1.
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I.   PURPOSE OF CODE.

     The Code of Ethics establishes rules that govern personal investment activities of the officers, directors and certain employees (or contractors) of Tamarack Distributors Inc. , Investors Mark Advisor, L.L.C., (together "TDI"), Investors Mark Series Fund, Inc. and each of the Tamarack equity and fixed income funds (the "Funds") listed on Schedule A to this Code of Ethics.


II.  WHY DO WE HAVE A CODE OF ETHICS?

     A.  WE WANT TO PROTECT OUR CLIENTS.

         We have a duty to place the interests of the shareholders of the Funds first and to avoid even the appearance of a conflict of interest. This is how we earn and keep the trust of Fund shareholders. We must conduct ourselves and our personal SECURITIES transactions in a manner that does not create a conflict of interest with the Funds or their shareholders, or take unfair advantage of our relationship with them.

     B.  FEDERAL LAW REQUIRES THAT WE HAVE A CODE OF ETHICS.

         The Investment Company Act of 1940 and the Investment Advisers Act of 1940 require that we have in place safeguards to prevent behavior and activities that might disadvantage the Funds or their shareholders. These safeguards are embodied in this Code of Ethics.(1)

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  (1) Section 17j of the Investment Company Act of 1940 and Rule 17j-1
thereunder as revised in 1999 and Section 204A of the Investment Advisers Act of 1940 and Rule 204-2 thereunder serve as a basis for much of what is contained in this Code of Ethics.


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III. DOES THE CODE OF ETHICS APPLY TO YOU?

     YES! All employees (including contract personnel) of TDI and the Funds must observe the principles contained in the Code of Ethics. Any director, officer, employee or contractor of TDI, or any Fund who is already subject to a substantially similar (as determined by TDI's compliance officer) Code of Ethics because of their association with a separate company, will not be subject to this Code of Ethics.

     There are different categories of restrictions on personal investing activities. The category in which you have been placed generally depends on your job function, although unique circumstances may prompt us to place you in a different category. The range of categories is as follows:



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     FEWEST RESTRICTIONS                                     MOST RESTRICTIONS
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     NON-ACCESS PERSON    ACCESS PERSON    INVESTMENT PERSON  PORTFOLIO PERSON
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     In addition, there is a fifth category for the Independent
     Directors/Trustees of the Funds ("Independent Directors"). The standard profiles for each of the categories is described below:

     A.  PORTFOLIO PERSONS.

         Portfolio Persons are those employees entrusted with direct responsibility and authority to make investment decisions affecting one or more Funds.

     B.  INVESTMENT PERSONS.

         Investment Persons are financial analysts, investment analysts, traders and other employees who provide information or advice to a portfolio management team or who help execute the portfolio management team's decisions.

     C.  ACCESS PERSONS.

         You are an Access Person if, as part of your job, you do any of the following:
         o participate in the purchase or sale of SECURITIES for Fund portfolios;
         o perform a function which relates to the making of recommendations with respect to such purchases or sales of SECURITIES for Fund portfolios; OR
         o have the ability to obtain information regarding the purchase or sale of SECURITIES for Fund portfolios.

         In addition, you are an Access Person if you are any of the following:

         o  an officer or "interested" director of any Fund; OR
         o  an officer or director of TDI.

         As an Access Person, if you know that during the 5 days immediately preceding or after the date of your

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         transaction, the same SECURITY was (1) held by one or more Fund and was being considered for sale, or (2) being considered for purchase by one or more Fund, you must preclear your personal security transaction requests in accordance with Section IV A.

     D.  NON-ACCESS PERSONS.

         If you are an officer, director, or employee of any contractor, for a Fund or for TDI, or if you are an employee of a Fund or TDI AND you do not fit into any of the above categories, you are a Non-Access Person. Because you normally do not have access to or receive confidential information about Fund portfolios, you are subject only to Sections V(C), VI, VII, VIII, IX and X of this Code of Ethics.

     E.  INDEPENDENT DIRECTORS.

         If you are a director of a Fund and are not an "interested" director as defined in the Investment Company Act of 1940 ("Independent Director"), you are subject only to Sections II, VII, VIII and IX of this Code of Ethics. However, if you know, or in the ordinary course of fulfilling your official duties as an Independent Director should know, that during the 15 days immediately preceding or after the date of your transaction, the same SECURITY was (1) purchased or sold by one or more Fund, or (2) was being considered for purchase or sale by one or more Fund, you will be considered an Access Person for the purpose of trading in that SECURITY, and you must comply with all the requirements applicable to Access Persons.

IV.  RESTRICTIONS ON PERSONAL INVESTING ACTIVITIES.

     A. INVESTMENT AND PORTFOLIO PERSONS PRECLEARANCE OF PERSONAL SECURITIES TRANSACTIONS.

         Before either of the following things happen:

         o  the purchase or sale of a SECURITY for your own account; OR
         o the purchase or sale of a SECURITY for an account for which you are a BENEFICIAL OWNER you must follow the following preclearance procedures:

         1.   Preclear the transaction with TDI's Compliance Officer.
              E-mail your request to TDI's compliance officer or fill out a pre-clearance request form, and provide the following information:

              o  Issuer name;
              o  Ticker symbol or CUSIP number;
              o  Type of security (stock, bond, note, etc.);

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              o  Maximum expected dollar amount of proposed transaction; AND
              o  Nature of transaction (purchase or sale)

         2.   If you receive preclearance for the transaction(2):

              You have 5 business days to execute your transaction.

     B.  INVESTMENT AND PORTFOLIO PERSONS: ADDITIONAL RESTRICTIONS.

         1.   Initial Public Offerings.

              You cannot acquire SECURITIES issued in an INITIAL PUBLIC
              OFFERING.

         2.   Private Placements.

              Before you acquire any SECURITIES in a private placement, you must obtain written approval from TDI's compliance officer(3). Once you receive approval, you cannot participate in any subsequent consideration of an investment in that issuer for any of the Funds.

         3.   Short-Term Trading Profits.

              You cannot profit from any purchase and sale, or sale and purchase, of the same (or equivalent) SECURITIES within sixty (60) calendar days.


     C.  PORTFOLIO PERSONS:  BLACKOUT PERIOD.

         If you are a Portfolio Person, you may not purchase or sell a SECURITY within seven (7) days before and after a Fund that you manage executes a trade in that SECURITY.

V.   REPORTING REQUIREMENTS.

     A.  DISCLOSURE OF PERSONAL SECURITIES HOLDINGS
         [ACCESS, INVESTMENT AND PORTFOLIO PERSONS]

         Upon commencement of employment or acquisition of Access Person status, whichever is sooner, and annually thereafter, you must report all SECURITIES holdings to the compliance officer, along with brokerage account numbers and addresses. Your initial holdings report is due no later than 10 days after you are designated an Access Person while your annual holdings report is due no later than 30 days after year end. The report must include all SECURITIES beneficially owned by you (including SECURITIES owned by certain family members), except for CODE-EXEMPT SECURITIES.

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  (2) How does TDI determine whether to approve or deny your preclearance request? See Appendix 4 for a description of the process.

  (3) If you are the compliance officer, you must receive your approval from the President.
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     B.  QUARTERLY REPORT OF SECURITIES TRANSACTIONS
         [ACCESS, INVESTMENT AND PORTFOLIO PERSONS]

         Each quarter you must report the purchase or sale of a SECURITY in which you have (or will have) any direct or indirect BENEFICIAL OWNERSHIP. This may include securities owned by certain family members. See Appendix 2 for details. (You do not need to report transactions in CODE-EXEMPT SECURITIES.) TDI will provide you with a form of report. You must file your report no later than 10 days after the end of each calendar quarter.

         On the report you must state whether you have engaged in a securities transaction during the quarter and if you opened or closed any brokerage accounts, and if so provide the following information:

         o The date of the transaction, the description and number of shares, and the principal amount of each SECURITY involved;
         o The nature of the transaction, that is, purchase, sale or any other type of acquisition or disposition;
         o  The transaction price; AND
         o The name of the broker, dealer or bank through whom the transaction was effected, or any new brokerage arrangement opened or closed.

     C. DUPLICATE CONFIRMATIONS [NON-ACCESS (EXCEPT INDEPENDENT DIRECTORS), ACCESS, INVESTMENT AND PORTFOLIO PERSONS].

         You must instruct your broker-dealer to send duplicate confirmations of all transactions (excluding transactions in CODE-EXEMPT SECURITIES) in such accounts to:

                Tamarack Distributors Inc.
                100 South Fifth Street, Suite 2300
                Minneapolis, MN 55402
                Attention: Compliance Officer

         Please note that "your broker-dealer" includes both of the following:

         o a broker or dealer with whom you have a SECURITIES brokerage account; AND
         o a broker or dealer who maintains an account for a person whose trades you must report because you are deemed to be a BENEFICIAL OWNER.

VI.  CAN THERE BE ANY EXCEPTIONS TO THE RESTRICTIONS?

     YES. The compliance officer or his or her designee, upon consultation with your manager, may grant limited exemptions to specific provisions of the Code of Ethics on a case-by-case basis.

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     A.  HOW TO REQUEST AN EXEMPTION

         Send a written request to TDI compliance officer detailing your situation. The TDI compliance officer has been designated to develop procedures reasonably designed to detect violations of this Code and to grant exemptions under certain circumstances.

     B.  FACTORS CONSIDERED

         In considering your request, the compliance officer or his or her designee will grant your exemption request if he or she is satisfied that:

         o your request addresses an undue personal hardship imposed on you by the Code of Ethics;
         o  your situation is not contemplated by the Code of Ethics; and
         o our exemption, if granted, would be consistent with the achievement of the objectives of the Code of Ethics.

     C.  EXEMPTION REPORTING

         All exemptions granted must be reported to the Boards of Directors of the Funds. The Boards of Directors may choose to delegate the task of receiving and reviewing reports to a Committee comprised of Independent Directors.

VII. CONFIDENTIAL INFORMATION.

     All information about Fund SECURITIES transactions, actual or contemplated, is confidential. You must not disclose, except as required by the duties of your employment, SECURITIES transactions of Funds, actual or contemplated, or the contents of any written or oral communication, study, report or opinion concerning any SECURITY. This does not apply to information which has already been publicly disclosed.


VIII. CONFLICTS OF INTEREST.

     A.  ALL PERSONS EXCEPT INDEPENDENT DIRECTORS

         You must receive prior written approval from TDI or the Funds and/or the Independent Directors of the Funds, as appropriate, to do any of the following:

         o negotiate or enter into any agreement on the Fund's behalf with any business concern doing or seeking to do business with the Fund if you, or a person related to you, has a substantial interest in the business concern;
         o enter into an agreement, negotiate or otherwise do business on the Fund's behalf with a personal friend or a person related to you; OR
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         o  serve on the board of directors of, or act as consultant to, any publicly traded corporation.

     B.  INDEPENDENT DIRECTOR

         If you are an Independent Director, you cannot serve as officer of, director of, employee of; OR consultant to any corporation or other business entity which

         o  engages in an activity in competition with a Fund; OR
         o which is engaged in any activity that would create a conflict of interest with your duties unless you receive prior approval of the other Independent Directors. These prohibitions also apply to anyone who lives in the same household with you.

IX.  WHAT HAPPENS IF YOU VIOLATE THE RULES IN THE CODE OF ETHICS?

     You may be subject to serious penalties.

     A.  THE PENALTIES WHICH MAY BE IMPOSED INCLUDE:

         o  formal warning;
         o  restriction of trading privileges;
         o  disgorgement of trading profits;
         o  fine; AND/OR
         o  suspension or termination of employment.

     B.  PENALTY FACTORS

         The factors which may be considered when determining the appropriate penalty include, but are not limited to:

         o  the harm to the interests of the Funds and/or shareholders;
         o  the extent of unjust enrichment;
         o  the frequency of occurrence;
         o the degree to which there is personal benefit from unique knowledge obtained through employment with the Advisors; the degree of perception of a conflict of interest;
         o evidence of fraud, violation of law, or reckless disregard of a regulatory requirement; AND/OR
         o the level of accurate, honest and timely cooperation from the person subject to the Code of Ethics.

         If you have any questions about the Code of Ethics, do not hesitate to ask a member of management or Compliance.


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X.   ANNUAL CERTIFICATION OF COMPLIANCE WITH THE CODE

     As a condition of your employment, you will be asked to certify annually:

     o  that you have read this Code of Ethics;
     o  that you understand this Code of Ethics; AND
     o  that you have complied with this Code of Ethics.

XI.  REGULAR REPORTING TO FUND DIRECTORS

     The management of TDI and the Funds will deliver reports to the Board of Directors of each Fund at least annually:

     o  of any violation of this Code of Ethics requiring significant sanctions;
     o outlining the results of any sub-adviser or affiliate Code of Ethics monitoring activity; AND
     o certifying that TDI has adopted reasonable procedures necessary to prevent its access persons from violating this Code of Ethics.

XII. APPROVAL OF THIS CODE OF ETHICS

     The Board of Directors, including a majority of the independent Directors, of each Fund shall approve this Code of Ethics, and any material changes subsequently made to it.

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APPENDIX 1:  DEFINITIONS

1.   "BENEFICIAL OWNERSHIP"

     See "Appendix 2:  What is Beneficial Ownership?".

2.   "CODE-EXEMPT SECURITY"

     A "code-exempt security" is a security in which you may invest without preclearing or reporting such transactions with TDI. The list of Code-Exempt Securities appears in Appendix 3.

3.   "INITIAL PUBLIC OFFERING"

     "Initial public offering" means an offering of securities for which a registration statement has not previously been filed with the SEC and for which there is no active public market in the shares.

4.   "PRIVATE PLACEMENT"

     "Private placement" means an offering of securities in which the issuer relies on an exemption from the registration provisions of the federal securities laws, and usually involves a limited number of sophisticated investors and a restriction on resale of the securities.

5.   "SECURITY"

     A "security" includes a great number of different investment vehicles. However, for purposes of this Code of Ethics, "security" includes any of the following:

     o  note,
     o  stock,
     o  treasury stock,
     o  bond,
     o  debenture,
     o  evidence of indebtedness,
     o certificate of interest or participation in any profit-sharing agreement,
     o  collateral-trust certificate,
     o  preorganization certificate or subscription,
     o  transferable share,
     o  investment contract,
     o  voting-trust certificate,
     o  certificate of deposit for a security,
     o  fractional undivided interest in oil, gas or other mineral rights,
     o any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or

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     o  any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or
     o in general, any interest or instrument commonly known as a "security," or
     o any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, future on or warrant or right to subscribe to or purchase, any of the foregoing.




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APPENDIX 2:  WHAT IS "BENEFICIAL OWNERSHIP"?

1.   ARE SECURITIES HELD BY FAMILY MEMBERS "BENEFICIALLY OWNED" BY ME?

     PROBABLY. As a general rule, you are regarded as the beneficial owner of securities held in the name of

     o  your spouse;
     o  your minor children;
     o  a relative who shares your home; OR
     o  any other person IF:

        o You obtain from such securities benefits substantially similar to those of ownership. For example, if you receive or benefit from some of the income from the securities held by your spouse, you are the beneficial owner; OR
        o  You can obtain title to the securities now or in the future.

2.   ARE SECURITIES HELD BY A COMPANY I OWN ALSO "BENEFICIALLY OWNED" BY ME?

     PROBABLY NOT. Owning the securities of a company does not mean you "beneficially own" the securities that the company itself owns. HOWEVER, you will be deemed to "beneficially own" these securities if:

     o The company is merely a medium through which you (by yourself or with others) in a small group invest or trade in securities; AND
     o  The company has no other substantial business.

     In such cases, you and those who are in a position to control the company will be deemed to "beneficially own" the securities owned by the company.

3.   ARE SECURITIES HELD IN TRUST "BENEFICIALLY OWNED" BY ME?

     MAYBE. You are deemed to "beneficially own" securities held in trust if any of the following is true:

     o You are a trustee and either you or members of your immediate family have a vested interest in the income or corpus of the trust;
     o  You have a vested beneficial interest in the trust; OR
     o You are settlor of the trust and you have the power to revoke the trust without obtaining the consent of all the beneficiaries.

     As used in this section, the "immediate family" of a trustee means:

     o  A son or daughter of the trustee, or a descendent of either;
     o  A stepson or stepdaughter of the trustee;


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     o  The father or mother of the trustee, or an ancestor of either;
     o  A stepfather or stepmother of the trustee; and
     o  A spouse of the trustee.

     For the purpose of determining whether any of the foregoing relationships exists, a legally adopted child of a person is considered a child of such person by blood.

4.   ARE SECURITIES IN PENSION OR RETIREMENT PLANS "BENEFICIALLY OWNED" BY ME?

     PROBABLY NOT. Beneficial ownership does not include indirect interest by any person in portfolio securities held by a pension or retirement plan holding securities of an issuer whose employees generally are the beneficiaries of the plan.

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     However, your participation in a pension or retirement plan is considered beneficial ownership of the portfolio securities if you can withdraw and trade the securities without withdrawing from the plan.

5.   EXAMPLES OF BENEFICIAL OWNERSHIP
     SECURITIES HELD BY FAMILY MEMBERS

     EXAMPLE 1: Tom and Mary are married. Although Mary has an independent source of income from a family inheritance and segregates her funds from those of her husband, Mary contributes to the maintenance of the family home. Tom and Mary have engaged in joint estate planning and have the same financial adviser. Since Tom and Mary's resources are clearly significantly directed towards their common property, they shall be deemed to be the beneficial owners of each other's securities.

     EXAMPLE 2: Mike's adult son David lives in Mike's home. David is self-supporting and contributes to household expenses. Mike is a beneficial owner of David's securities.

     EXAMPLE 3: Joe's mother Margaret lives alone and is financially independent. Joe has power of attorney over his mother's estate, pays all her bills and manages her investment affairs. Joe borrows freely from Margaret without being required to pay back funds with interest, if at all. Joe takes out personal loans from Margaret's bank in Margaret's name, the interest from such loans being paid from Margaret's account. Joe is a significant heir of Margaret's estate. Joe is a beneficial owner of Margaret's estate.

     SECURITIES HELD BY A COMPANY

     EXAMPLE 4: ABC is a holding company with five shareholders owning equal shares in the company. Although ABC Company does no business on its own, it has several wholly-owned subsidiaries which invest in securities. Stan is a shareholder of ABC Company. Stan has a beneficial interest in the securities owned by ABC Company's subsidiaries.

     SECURITIES HELD IN TRUST

     EXAMPLE 5: John is trustee of a trust created for his two minor children. When both of John's children reach 21, each shall receive an equal share of the corpus of the trust. John is a beneficial owner of the trust.

     EXAMPLE 6: Jane is trustee of an irrevocable trust for her daughter. Jane is a director of the issuer of the equity securities held by the trust. The daughter is entitled to the income of the trust until she is 25 years old, and is then entitled to the corpus. If the daughter dies before reaching 25, Jane is entitled to the corpus. Jane is a beneficial owner of the trust.


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     EXAMPLE 7: Tom's spouse is the beneficiary of an irrevocable trust managed by a third party investment adviser. Tom is a beneficial owner of the trust.











































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APPENDIX 3:  CODE-EXEMPT SECURITIES

Because they do not pose a possibility for abuse, some securities are exempt from the Advisors' Code of Ethics. The following is the current list of "Code-Exempt Securities":

o  Mutual funds (open-end funds)

o  Bank Certificates of Deposit

o  U.S. government securities (such as Treasury notes, etc.)

o Securities which are acquired through an employer-sponsored automatic payroll deduction plan

o  securities purchased through dividend reinvestment programs

o  commercial paper;

o  bankers acceptances; AND

o  Futures contracts (and option contracts) on the following:

   o  Standard & Poor's 500 Index; or

   o  Standard & Poor's 100 Index

We may modify this list of securities at any time, please send a written request to TDI to request the most current list.

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APPENDIX 4:  HOW DOES THE PRECLEARANCE PROCESS WORK?

After requesting pre-clearance from the compliance officer, your request is then subjected to the following test.


STEP 1:  BLACKOUT TEST

o Is the security in question on the relevant Access Person, Investment or Portfolio Person blackout list?

IF "YES", the system will send a message to you to DENY the personal trade request.

IF "NO", then your request will be approved by the compliance officer.

The preclearance process can be changed at any time to ensure that the goals of the advisors' code of ethics are advanced.



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SCHEDULE A

THE FUNDS:


      TAMARACK EQUITY AND FIXED INCOME FUNDS:

            Tamarack Large Cap Equity Fund

            Tamarack Mid Cap Equity Fund

            Tamarack Small Cap Equity Fund

            Tamarack Enterprise Fund

            Tamarack Enterprise Small Cap Fund

            Tamarack Microcap Value Fund

            Tamarack Value Fund

            Tamarack Small Cap International Fund

            Tamarack Government Income Fund

            Tamarack Quality Fixed Income Fund

            Tamarack Tax-Free Income Fund

            Tamarack North Carolina Tax-Free Bond Fund



      IMSF FAMILY OF FUNDS

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ACKNOWLEDGMENT OF CODE OF ETHICS

I have read the Code of Ethics and agree to comply with its provisions.




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